SUBSCRIPTION AGREEMENT
(Canadian and Non-U.S. Subscribers)

UNITS

To:	Crosshair Exploration & Mining Corp. (the “Issuer”)
And To:	Pacific International Securities Inc. (the “Agent”)
Re:	Purchase and Sale of Units of the Issuer

Dated For Reference:  October 12, 2005

_____________________________________________________________________________________

The undersigned (the “Purchaser”) hereby irrevocably subscribes for and agrees to purchase from the Issuer, subject to the terms and conditions set forth in Schedule “A” to this subscription (which, together with all appendices (the “Appendices”) attached hereto, shall be deemed to form a part of this subscription), that number of units (the “Units”) of the Issuer set out on page 2 hereof at a price of Cdn$0.80 per Unit.

The Purchaser and the Issuer hereby agree that the Units, and the subsequent offering thereof, shall have and be conducted on the terms and conditions specified in  Schedule “A” hereto.  The Purchaser hereby makes, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, the acknowledgments, representations and warranties set out in Schedule “A” hereto, and agrees that the Issuer and the Agent can rely on such acknowledgments, representations and warranties should this subscription offer be accepted.

Note:

The Purchaser must either be:

(a)

purchasing the securities offered hereunder as principal or;

(b)

deemed to be purchasing such securities as principal, by virtue of being:

(i)

a trust company or trust corporation described in paragraph (p) of the definition of "accredited investor" in Appendix II (other than a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada); or

(ii)

a person described in paragraph (q) of the definition of "accredited investor" in Appendix II.

INSTRUCTIONS FOR COMPLETING THIS SUBSCRIPTION PRIOR TO DELIVERY TO THE ISSUER

1.

All Purchasers must complete (i) the information required on page 2 with respect to subscription amounts and registration and delivery particulars; and (ii) the information required on page 3 with respect to information regarding the Purchaser.

2.

Complete the applicable Appendices at the end of Schedule “A”:

(a)

All Purchasers who are not natural persons or are portfolio managers purchasing as agent for accounts that are fully managed by it must complete Appendix I – “Corporate Placee Registration Form” for filing with the TSX Venture Exchange (the "Exchange") unless previously filed.

(b)

All Purchasers resident in British Columbia, Alberta or Ontario must complete Appendix II – “Certificate of B.C., Alberta and Ontario Purchasers” and any further forms required therein.

3.

Return this subscription and all Appendices to the Agent at Suite 1900 - 666 Burrard Street, Vancouver, British Columbia, V6C 3N1 with a certified cheque, money order or bank draft drawn on a Canadian chartered bank and made payable to the Agent in same day freely transferable Canadian funds at par in Vancouver in the aggregate amount of the subscription funds therefor, or in such other manner as may be provided for by the Agent.

SUBSCRIPTION AMOUNTS

No. of Units to be purchased at Cdn$0.80 each	_______________________________________
Total Subscription Funds for Units	Cdn$___________________________________

Dated this ______ day of_________________________2005

REGISTRATION AND DELIVERY

____________________________________________
(Name of Subscriber – please print)

By:   _________________________________________
        (Official Capacity or Title – please print)

______________________________________________
Authorized Signature

______________________________________________
Please print name of individual whose signature appears above if different than the name of the Subscriber printed above

____________________________________________
Subscriber's Address

_____________________________________________

_____________________________________________
(Telephone Number)

_____________________________________________
(Facsimile Number)

Details of Beneficial Purchaser If Not Same as Subscriber

_____________________________________________
(Name – please print)

______________________________________________

______________________________________________
(if space is inadequate, please attach a schedule containing the necessary information.

_____________________________________________ Beneficial Purchaser's Address _____________________________________________ _____________________________________________

Registration Instructions

____________________________________________
(Name

_____________________________________________
Account Reference, if applicable

_____________________________________________
Address

_____________________________________________

Delivery Instructions

____________________________________________
Name

____________________________________________

Account Reference, if applicable

____________________________________________
Contact Name

____________________________________________
Address

____________________________________________
(Telephone Number)

_____________________________________________
(Facsimile Number)

Execution by the Purchaser above shall constitute an irrevocable offer and agreement by the Purchaser to subscribe for the securities described herein on the terms and conditions herein set out.  The Issuer shall be entitled to rely on the delivery of a facsimile copy of this subscription, and acceptance by the Issuer of such facsimile subscription shall be legally effective to create a valid and binding agreement between the Purchaser and the Issuer in accordance with the terms and conditions hereof.

ACCEPTANCE

This subscription is accepted and agreed to by the Issuer as of the ____ day of _____________, 2005.	) ) ) ) ) )	CROSSHAIR EXPLORATION & MINING CORP. Per: __________________________________ Authorized Signatory

INFORMATION REGARDING THE PURCHASER

Please check the appropriate box (and complete the required information, if applicable) in each section:

1.

Security Holdings.  The Purchaser and all persons acting jointly and in concert with the Purchaser own, directly or indirectly, or exercises control or direction over (provide additional detail as applicable):

_________________ common shares of the Issuer and/or the following other kinds of shares and convertible securities (including but not limited to convertible debt, warrants and options) entitling the Purchaser to acquire additional common shares or other kinds of shares of the Issuer:

_____________________________________________________________________________________

_____________________________________________________________________________________

_____________________________________________________________________________________

No shares of the Issuer or securities convertible into shares of the Issuer.

2.

Insider Status.  The Purchaser either:

Is an "Insider" of the Issuer as defined in the Policies of the TSX Venture Exchange (the "Exchange"), by virtue of being:

(a)

a director or senior officer of the Issuer;

(b)

a director or senior officer of a company that is an Insider or subsidiary of the Issuer;

(c)

a person that beneficially owns or controls, directly or indirectly, voting shares of the Issuer carrying more than 10% of the voting rights attached to all the Issuer's outstanding voting shares;

(d)

the Issuer itself if it holds any of its own securities.

Is not an Insider of the Issuer.

3.

Pro Group Status.  The Purchaser either:

Is a Member of the "Pro Group", which is defined in the Rules of the Exchange as either individually or as a group:

1.

the member (i.e. a member of the TSX Venture Exchange under the Exchange requirements);

2.

employees of the member;

3.

partners, officers and directors of the member;

4.

affiliates of the member; and

5.

associates of any parties referred to in subparagraphs 1 through 4;

Is not a member of the Pro Group.

4.

Corporate Placee Form.  The Purchaser is not an individual and either:

has a current Corporate Placee Registration Form on file with the TSX Venture Exchange; or

has completed and returned with this Subscription a duly executed Corporate Placee Registration Form (Appendix I to this Agreement).

SCHEDULE “A”

1.

DEFINITIONS

1.1

In this Agreement, the following words have the following meanings unless otherwise indicated:

(a)

“1933 Act” means the United States Securities Act of 1933 , as amended;

(b)

“Acts” means, collectively, the BC Act, the Alberta Act and the Ontario Act;

(c)

“Agency Agreement” means the agency agreement to be entered into between the Issuer and the Agent;

(d)

“Agent” means Pacific International Securities Inc.;

(e)

“Agreement” means this Agreement, including Schedule “A” and all Appendices;

(f)

“Alberta Act” means the Securities Act (Alberta), as amended, the regulations and rules made thereunder and all administrative policy statements, rules, instruments, blanket orders, notices, directions, and orders  issued by the Alberta Securities Commission;

(g)

“BC Act” means the Securities Act (British Columbia), as amended, the regulations and rules made thereunder and all administrative policy statements, rules, instruments, blanket orders, notices, directions, and orders issued by the BC Securities Commission;

(h)

“Business Day” means any day except Saturday, Sunday, or a statutory holiday in Vancouver, British Columbia;

(i)

"Closing" means the closing on the Closing Date of the transaction of purchase and sale in respect of the Units as contemplated by this Subscription Agreement and the Agency Agreement;

(j)

“Closing Date” means the day on which the Issuer issues the Shares and Warrants comprising the Units to the Purchaser;

(k)

“Commissions” means together, the BC, Alberta and Ontario Securities Commissions;

(l)

"Disclosure Record" means, without limitation, the prospectuses, annual information forms, material change reports, press releases and other documents or reports filed by the Issuer with any applicable securities regulatory authority in Canada during the 24 months preceeding the date hereof;

(m)

“Exchange” means the TSX Venture Exchange;

(n)

“MI 45-102” means the Multilateral Instrument 45-102 entitled “Resale of Securities” published by the Canadian Securities Administrators;

(o)

“NI 45-106” means the National Instrument 45-106 entitled “Prospectus and Registration Exemptions” published by the Canadian Securities Administrators;

(p)

“Ontario Act” means the Securities Act (Ontario), as amended, the regulations and rules made thereunder and all administrative policy statements, rules, instruments, blanket orders, notices, directions, and orders issued by the Ontario Securities Commission;

(q)

“Private Placement” means the offering of the Units by way of private placement;

(r)

"Regulation S" means Regulation S promulgated under the 1933 Act;

(s)

“Regulatory Authorities” means the Commissions and the Exchange;

(t)

“Rule 45-501” means Rule 45-501 entitled “Exempt Distributions” published by the Ontario Securities Commission;

(u)

“Securities” means, collectively, the Units, the Shares, the Warrants, and the Warrant Shares;

(v)

“Shares” means the previously unissued common shares of the Issuer, as presently constituted, which will form part of the Units;

(w)

"United States" means the United States of America, its territories and possessions and any State of the United States and the District of Columbia;

(x)

"U.S. Person" means a U.S. Person as that term is defined in Rule 902(o) of Regulation S, and includes (i) any natural person resident in the United States and (ii) any partnership or corporation organized or incorporated under the laws of United States, among other persons specified in such Rule;

(y)

“Units” means units of the Company consisting of one Share and one-half of one Warrant to be offered under the Private Placement;

(z)

“Warrant Shares” means the previously unissued common shares of the Issuer, as presently constituted, which will be issued on the exercise of the Warrants;

(aa)

“Warrants” means the transferable share purchase warrants of the Issuer, which will form part of the Units and which will have the terms provided in this Agreement and in the certificates representing the share purchase warrants.

2.

PURCHASE AND SALE OF UNITS

2.1

The Issuer is offering up to 7,500,000 Units at $0.80 per Unit.  The offering price of the Units was determined by the Issuer and the Agent with regard to the pricing policies of the Exchange.  The closing of the Private Placement is subject to the acceptance of the Exchange.

2.2

The Issuer has also granted an over-allotment option (the "Over-Allotment Option") to the Agent entitling it to sell up to an additional 3,750,000 Units to cover over-allotments.  The Over-Allotment Option is exercisable by the Agent at any time prior to the Closing.

2.3

The Units are part of a larger offering (the "Offering") of up to $13,000,000 which includes the Units, and any Units sold pursuant to the Over-Allotment Option, and up to 4,000,000 flow-through units (the "FT Units").  Each FT Unit will be priced at $1.00 per FT Unit and will consist of one flow-through common share and one-half of one transferable non-flow-through share purchase warrant, each whole warrant exercisable for a period of two years at a price of $1.75 per share.

2.4

Each Unit will consist of one Share and one-half of one transferable Warrant.

2.5

The Purchaser agrees to deliver to the Agent as soon as possible and, in any event, not later than 12:00 noon (Vancouver time) on November 8, 2005 the following:

(a)

a completed and duly executed copy of this Agreement;

(b)

if the Purchaser is not an individual, a Corporate Placee Registration Form 4C (unless already on file with the Exchange) attached as Appendix I;

(c)

if the Purchaser is resident in British Columbia, Alberta or Ontario, the Certificate of B.C., Alberta and Ontario Purchasers attached as Appendix II;  and

(d)

all other documents as may be required.

2.6

On the signing of this Agreement, the Purchaser will deliver to the Agent a certified cheque, money order or bank draft drawn on a Canadian chartered bank and made payable to the Agent in the same day freely transferable Canadian funds at par in Vancouver representing the total purchase price of the Units subscribed for by the Purchaser under this Agreement.  The Agent will hold the Purchaser’s subscription funds in trust pending closing of the Private Placement.  If the Issuer declines to accept this Agreement or all of the conditions of purchase in section 4.1 of this Agreement are not fulfilled or waived, the Issuer or the Agent will return the subscription funds to the Purchaser without interest or deduction.

3.

WARRANTS

3.1

Each full Warrant will entitle the Purchaser to purchase one Warrant Share at a price of $1.25 per Warrant Share, if exercised on or before 4:00 p.m. (Pacific Standard Time) on the first Business Day that is two years after the Closing Date.

3.2

The certificates representing the Warrants will refer to the terms and conditions which govern the Warrants and will include, among other things, provisions for the appropriate adjustment in the class, number, and price of the Warrant Shares issued on exercise of the Warrants if certain events occur, including any subdivision, consolidation, or reclassification of the Issuer's common shares, the payment of stock dividends, and the amalgamation of the Issuer.

3.3

If the Purchaser exercises any Warrants, the Issuer will, in accordance with the certificates representing the Warrants:

(a)

issue to the Purchaser the number of Warrant Shares equal to the number of full Warrants exercised; and

(b)

deliver to the Purchaser a share certificate representing the Warrant Shares.

3.4

Subject to the policies of the Exchange and the terms and conditions of the Agency Agreement, the issue of the Warrants will not restrict or prevent the Issuer from obtaining any other financing or from issuing additional securities or rights during the period within which the Warrants may be exercised.

4.

CONDITIONS OF PURCHASE

4.1

The Purchaser acknowledges that the Issuer’s obligation to sell the Units to the Purchaser is subject to, among other things, the conditions that:

(a)

the Purchaser duly completes, signs, and delivers to the Issuer a copy of this Agreement, together with all documents required by applicable securities legislation and the Exchange for delivery on the Purchaser’s behalf, including without limitation the documents described in section 2.3 hereof;

(b)

the Issuer has received all necessary regulatory approvals to the Private Placement including the approval of the Exchange;

(c)

the Issuer accepts this subscription;

(d)

the sale of the Units is exempt from prospectus requirements under the BC Act and any other applicable securities legislation relating to the sale of the Units or all appropriate securities regulators issue all orders, consents, or approvals required to permit the sale without the Issuer having to register or file a prospectus or deliver an offering memorandum to the Purchaser;

(e)

the Purchaser’s representations and warranties remain true and correct as at the Closing Date;

(f)

the Issuer satisfies each of the Agent’s conditions contained in the Agency Agreement on or before the Closing Date, other than those conditions waived by the Agent; and

(g)

the Issuer being a "reporting issuer" as that term is defined in MI 45-102 at the Closing Date and for the four months preceding the date thereof in a jurisdiction of Canada.

5.

PURCHASER’S REPRESENTATIONS AND WARRANTIES

5.1

The Purchaser acknowledges, represents, warrants and covenants to and with (on its own behalf and, if applicable, on behalf of those for whom the Purchaser is contracting hereunder) the Issuer and the Agent, that, as at the date of this Agreement and at the Closing Date:

(a)

The Issuer has not filed a prospectus with any of the Commissions or any other securities commission or similar authority in connection with the offering of the Units and that:

(i)

the Purchaser is restricted from using most of the civil remedies available under the Acts;

(ii)

the Purchaser may not receive information that would otherwise be required to be provided to him under the Acts;

(iii)

the Issuer is relieved from certain obligations that it would otherwise be required to give if it provided a prospectus under the Acts; and

(iv)

the issuance and sale of the Units to the Purchaser is subject to the sale being exempt from the prospectus requirements of the Acts.

(b)

If the Purchaser is a resident of British Columbia, Alberta or Ontario, then the Purchaser is purchasing the Units as Principal and is either:

(i)

an "accredited investor" as defined in NI 45-106 and was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of "accredited investor" in NI 45-106; or

(ii)

purchasing the Units at an acquisition cost to the Purchaser of not less than $150,000 paid in cash and, if the Purchaser is not an individual, the Purchaser was not created or used solely to purchase or hold securities in reliance on the exemption from the dealer registration requirement or prospectus requirement available under section 2.10 of NI 45-106;

and the Purchaser has completed, signed and delivered to the Corporation an Appendix II – "Certificate of B.C., Alberta and Ontario Purchasers";

(i)

(c)

The Purchaser, if not a resident of British Columbia, certifies that it is not resident in British Columbia and acknowledges that:

(i)

no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(ii)

there is no government or other insurance covering the Securities;

(iii)

there are risks associated with the purchase of the Securities;

(iv)

there are restrictions on the Purchaser’s ability to resell the Securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Securities; and

(v)

the Issuer has advised the Purchaser that the Issuer is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell securities through a person registered to sell securities under the Acts and, as a consequence of acquiring Securities pursuant to this exemption, certain protections, rights and remedies provided by the Acts, including statutory rights of rescission or damages, will not be available to the Purchaser.

(d)

If the Purchaser is resident outside of Canada, the Purchaser:

(i)

is knowledgeable of, or has been independently advised as to the applicable securities laws of the securities regulatory authorities (the “Authorities”) having application in the jurisdiction in which the Purchaser is resident (the “International Jurisdiction”) which would apply to the acquisition of the Units, if any;

(ii)

is purchasing the Units pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the Authorities in the International Jurisdiction or, if such is not applicable the Purchaser is permitted to purchase the Units under the applicable securities laws of the Authorities in the International Jurisdiction without the need to reply on any exemption;

(iii)

the applicable securities laws of the Authorities in the International Jurisdiction do not require the Issuer to make any filings or seek any approvals of any nature whatsoever from any Authority of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Units; and

(iv)

the purchase of the Purchaser's Units by the Purchaser does not trigger:

(A)

any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

(B)

any continuous disclosure reporting obligation of the Issuer in the International Jurisdiction; and

the Purchaser will, if requested by the Issuer or the Agent, deliver to the Issuer and the Agent a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Issuer, acting reasonably;

(e)

The purchase of the Units has not been made through or as a result of, and the distribution of the Units has not been accompanied by, an advertisement in printed media of general and regular paid subscription, radio, or television.

(f)

No person has made to the Purchaser any written or oral representations:

(i)

that any person will resell or repurchase the Securities;

(ii)

that any person will refund the purchase price of the Units or the Warrant Shares;

(iii)

as to the future price or value of any of the Securities; or

(iv)

that the Securities will be listed and posted for trading on a stock exchange or that an application has been made to list and post the Securities for trading on a stock exchange, other than the Shares and Warrant Shares on the Exchange.

(g)

The Purchaser is not a “control person” of the Issuer as defined in the BC Act, will not become a “control person” by virtue of the purchase of any of the Securities, and does not intend to act in concert with any other person to form a control group of the Issuer.

(h)

The Purchaser and each beneficial purchaser for whom it is acting are resident in the jurisdiction indicated on the cover page to this Agreement and:

(i)

the Purchaser is not a U.S. Person and is not purchasing the Units for the account or benefit of a U.S. Person;

(ii)

the Issuer did not offer the Units to the Purchaser when the Purchaser was in the United States; and

(iii)

the Purchaser did not sign or deliver this Agreement in the United States.

(i)

The Purchaser acknowledges that the Securities have not been registered under the 1933 Act or the securities laws of any state of the United States, and may not be offered or sold in the United States unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and that the Issuer has no obligation or present intention of filing a registration statement under the 1933 Act regarding any of the Securities.

(j)

The Units are not being acquired directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States and the Purchaser does not have any agreement or understanding (either written or oral) with any U.S. Person or a person in the United States respecting:

(i)

the transfer or assignment of any rights or interest in any of the Securities;

(ii)

the division of profits, losses, fees, commissions, or any financial stake in connection with this subscription; or

(iii)

the voting of the Shares or the Warrant Shares.

(k)

The Purchaser has no knowledge of a “material fact” or “material change” (as those terms are defined in the Acts) in the Issuer’s affairs that has not been generally disclosed to the public, save knowledge of this particular transaction.

(l)

If the Purchaser is an individual, the Purchaser has attained the age of majority and is legally competent to enter into and sign this Agreement and to take all actions required pursuant hereto, and if the Purchaser is a corporation, the Purchaser is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, and its directors, shareholders, and others have given all necessary approvals to authorize the signing of this Agreement on the Purchaser’s behalf.

(m)

The entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a part or by which it is or may be bound.

(n)

The Purchaser has duly signed and delivered this Agreement and this Agreement constitutes a legal, valid, and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms.

(o)

The Purchaser has obtained independent advice as to the applicable hold period imposed on the Securities by MI 45-102, other securities legislation and the Exchange, and confirms that the Issuer has made no representations regarding the applicable hold periods for the Securities, and the Purchaser is aware of the risks and other characteristics of the Securities and of the fact that the Purchaser may not be able to resell the Securities except in accordance with MI 45-102, other applicable securities legislation and the Exchange’s policies.

(p)

Although the Agent may have introduced the Purchaser to the Issuer, the Purchaser and the Issuer acknowledge and agree with and for the benefit of the Agent that:

(i)

the Agent and its directors, officers, employees, agents, and representatives have no responsibility or liability of any nature whatsoever for the accuracy or adequacy of the information contained in this Agreement, or any other publicly available information concerning the Issuer or as to whether the Issuer has generally disclosed all information concerning the Issuer that it was required to disclosed;

(ii)

the Agent has not engaged in any independent investigation or verification regarding this Agreement or any other information;

(iii)

the Agent is entitled to rely on the statements and answers of the Purchaser and the Issuer contained in this Agreement and in the Appendices, and that the Purchaser will hold harmless the Agent and the Issuer from any loss or damage it may suffer as a result of the Purchaser’s failure to correctly complete the Appendices; and

(iv)

the Purchaser and the Issuer release the Agent and any of its affiliates and any of the Agent’s directors, officers, and employees from any claims, losses, damages, liabilities (or actions in respect thereof), costs, and expenses that may arise in respect of this Agreement.

(q)

If required by applicable securities legislation, policy, or order or by any securities commission, stock exchange or other regulatory authority, the Purchaser will sign, deliver, file, and otherwise assist the Issuer in filing all reports, undertakings, and other documents required with respect to the issue of the Securities.

(r)

the Purchaser is capable of assessing and evaluating the risks and merits of this investment as a result of the Purchaser’s financial, investment or business experience or as a result of advice received from a registered person other than the Issuer or an affiliate thereof, and the Purchaser or, where it is not purchasing as principal, each beneficial purchaser is able to bear the economic loss of its investment.

(s)

the Purchaser (or, if applicable, others for whom it is contracting hereunder) has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and tax considerations, and it (or, if applicable, others for whom it is contracting hereunder) is solely responsible for compliance with applicable resale restrictions and applicable tax legislation.

(t)

the Purchaser acknowledges that Agent’s counsel is acting as counsel to the Agents and not as counsel to the Purchaser, and the relationship of the Agent’s counsel with the Purchaser is limited solely to the provision of customary commercial legal opinions at the Closing Date, where applicable, and responding to any questions which the Purchaser may have regarding the terms of the documents to be delivered in connection with this transaction.

(u)

The Purchaser makes the representations, warranties, covenants, and acknowledgements contained in this Agreement and in any other Appendices, documents, or materials signed and delivered by the Purchaser hereunder and, if applicable, in its Corporate Placee Registration Form currently on file or to be filed with the Exchange, with the intent that the Issuer, its professional advisors and the Agent may rely on them in determining the Purchaser’s eligibility or, if applicable, the eligibility of others on whose behalf the Purchaser is contracting to purchase the Units, and the Purchaser agrees to indemnify the Issuer and the Agent against all losses, claims, costs, expenses, and damages or liabilities which the Issuer or the Agent may suffer or incur caused by or arising from its reliance thereon.

(v)

The Purchaser agrees that the above representations, warranties, covenants, and acknowledgements will be true and correct both as of the signing date of this Agreement and as of the Closing Date and that they will survive the Purchaser’s purchase of the Units and will continue in full force and effect even if the Purchaser subsequently disposes of any of the Securities.  The Purchaser undertakes to notify the Issuer immediately of any change in any representation, warranty, or other information relating to the Purchaser set forth herein which takes place before the Closing Date.

6.

ISSUER’S COVENANTS

6.1

The Issuer covenants and agrees with the Purchaser as follows:

(a)

the Issuer will promptly comply with all filing and other requirements under all applicable securities laws in connection with the Private Placement;

(b)

the Purchaser shall have the benefit of the representations and warranties made by the Issuer in the Agency Agreement as if such representations and warranties were made by the Issuer in this Agreement; and

(c)

on the Closing Date, the Issuer will have taken all necessary steps to duly and validly create and issue the Securities.

7.

RESALE RESTRICTIONS

7.1

The Purchaser acknowledges that the Securities will be subject to restrictions on resale imposed by MI 45-102 and other applicable securities legislation until:

(a)

the applicable statutory hold period has expired, which in British Columbia, Alberta and Ontario will be  four months from the Closing Date; or

(b)

a further statutory exemption under the BC Act or applicable securities legislation is available to the Purchaser and the prior consent of the Exchange is obtained; or

(c)

an appropriate discretionary order is obtained under applicable securities legislation and the prior consent of the Exchange is obtained; or

(d)

the Purchaser, if a "control person" (as defined under applicable securities legislation), has satisfied all conditions relating to sales by control persons set out in MI 45-102.

7.2

The Purchaser agrees to consult his own legal advisors regarding the statutory resale restrictions applicable to the Securities before the resale of any of the Securities.

7.3

The certificates representing the Securities will bear a legend denoting the resale restrictions imposed by MI 45-102, other applicable securities legislation and the Exchange.  The Purchaser agrees to sell, assign, or transfer the Securities only in accordance with these legends and the requirements of MI 45-102, other applicable securities legislation and the Exchange.

8.

AGENT'S COMMISSION

8.1

Pursuant to the Agency Agreement to be entered into between the Issuer and the Agent, the Issuer has engaged the Agent to act as the sole and exclusive agent for the Private Placement on a best efforts basis.  The Purchaser acknowledges and agrees that in connection with the issue and sale of the Units, the Agent will receive from the Issuer on Closing:

(a)

a commission equal to 7% of the aggregate gross proceeds from the sale of the Units and FT Units under the Offering, including any Units sold pursuant to the Over-Allotment Option, payable in cash, in Units (with an ascribed value of $0.80 per Unit) or in a combination thereof at the election of the Agent, such election to be made prior to or on the Closing Date; and

(b)

Agent’s options (the “Agent’s Options”) entitling the Agent to purchase that number of common shares of the Corporation (the “Agent’s Shares”) equal to 10% of the number of Units and FT Units sold by the Agent pursuant to the Offering, including any Units sold pursuant to the Over-Allotment Option, at an exercise price of $0.85 per Agent’s Share for a period of two years from the Closing Date.

No other fee or commission is payable by the Corporation in connection with the completion of the Private Placement.  However, the Corporation will pay certain fees and expenses of the Agent in connection with the Private Placement as set out in the Agency Agreement.

9.

APPOINTMENT OF AGENT

9.1

The Purchaser (on its own behalf and, if applicable on behalf of others for whom the Purchaser is contracting for hereunder) hereby irrevocably authorizes the Agent:

(a)

to complete and correct in its sole discretion any information contained in this Agreement (including the Appendices hereto), and any other document prepared or delivered by the Purchaser in connection with the Private Placement, which may require completion or correction;

(b)

to negotiate, settle and amend the form of the Warrant Certificate and any other agreement entered into or to be entered into in connection with this transaction;

(c)

to negotiate and waive, in whole or in part, or extend the time for compliance with, any of the Issuer's representations, warranties or covenants or closing conditions, given or made by the Issuer for the benefit of the Purchaser, including but not limited to those contained herein, in the Agency Agreement and any other agreement, instrument or document entered into by the Agent or the Purchaser in connection with this subscription or the Private Placement, all in such manner and on such terms and conditions as the Agent may determine, acting reasonably, without in any way affecting the Purchaser's obligations or the obligations of such others hereunder;

(d)

to act as the Purchaser's representative at the closing of the Private Placement to, among other things, receive certificates representing the Securities subscribed for by the Purchaser, and to swear, execute and file any receipts or other required documentation on behalf of the Purchaser, and

(e)

to terminate this subscription on behalf of the Purchaser in the event that any condition precedent to the completion of the Private Placement has not been satisfied by the date set therefor.

9.2

Although the Agent may have introduced the Purchaser to the Issuer, the Purchaser acknowledges and agrees with, and for the benefit of, the Agent, such acknowledgments and agreements to survive Closing Date, that:

(a)

the Agent and its directors, officers, employees, agents and representatives have no responsibility or liability of any nature whatsoever for the accuracy or adequacy of the Disclosure Record, or as to whether all information concerning the Issuer that is required to be publicly disclosed by it has been generally disclosed;

(b)

the Agent has not engaged in any independent verification with respect to the information contained in the Disclosure Record; and

(c)

the Agent is entitled to rely on the statements, covenants and answers of the Purchaser and the Issuer contained in this subscription, and that the Purchaser will hold harmless the Agent and the Issuer from any loss or damage they may suffer whatsoever as a result of any misrepresentation of the Purchaser contained herein or the Purchaser's failure to accurately complete any of the information required to be completed by the Purchaser herein.

10.

SUBSCRIPTION

10.1

This subscription is irrevocable except that the Purchaser reserves the right to withdraw this subscription and to terminate its obligations hereunder at any time before the Closing Date if the Agent terminates its obligations with respect to this Private Placement under the Agency Agreement and the Purchaser hereby appoints the Agent as its agent for the purpose of notifying the Issuer of the withdrawal or termination of this subscription.

10.2

The Purchaser hereby authorizes and directs the Issuer and the Agent to deliver certificates representing the Shares and the Warrants to be issued to such Purchaser pursuant to this Subscription Agreement either (a) to the residential or business address indicated in this subscription or (b) directly to the Purchaser’s account, if any, maintained with the Agent.

10.3

The Purchaser hereby authorizes and directs the Agent to return any funds for unaccepted subscriptions to the same account from which the funds were drawn, without interest or penalty, including any customer account maintained with the Agent.

10.4

This subscription may be accepted in whole or in part by the Issuer at its sole discretion and the right is reserved to the Issuer at its sole discretion to allot to any Purchaser less than the amount of Units subscribed for.  Confirmation of acceptance or rejection of this subscription will be forwarded to the Purchaser promptly after the acceptance or rejection of the subscription by the Issuer.  If this subscription is rejected in whole, the funds delivered by the Purchaser to the Agent representing the purchase price for the Units subscribed for herein will be promptly returned to the same account from which the funds were drawn, without interest or penalty, including any customer account maintained with any of the Agent.  If this subscription is accepted only in part, the funds representing the portion of the purchase price representing that portion of the subscription for the Units which is not accepted will promptly be similarly returned.

11.

CLOSING DATE

11.1

The Closing Date will take place on November 10, 2005, unless the Issuer and the Agent otherwise agree.

11.2

On the Closing Date, subject to section 4.1, the Issuer will issue and deliver to the Agent, on behalf of the Purchaser the certificates representing the Shares and Warrants purchased by the Purchaser registered as instructed on page 2 of this Agreement.

12.

COLLECTION OF PERSONAL INFORMATION.

12.1

The Purchaser (on its own behalf and, if applicable, on behalf of any person for whose benefit the Purchaser is subscribing) acknowledges and consents to the collection by the Issuer and the Agent  of the Purchaser's (and any beneficial purchaser’s) personal information for the purpose of completing the Purchaser’s subscription.  The Purchaser (on its own behalf and, if applicable, on behalf of any person for whose benefit the Purchaser is subscribing) acknowledges and consents to the Issuer and Agent retaining the personal information for as long as permitted or required by applicable law or business practices.  The Purchaser (on its own behalf and, if applicable, on behalf of any person for whose benefit the Purchaser is subscribing) further acknowledges and consents to the Issuer or the Agent disclosing as required by applicable securities laws, stock exchange rules, and IDA rules to regulatory authorities, or to other authorities pursuant to the Proceeds of Crime (Money Laundering) Act (Canada), any personal information provided by the Purchaser respecting itself (and any beneficial purchaser).  The Purchaser represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers.

12.2

Furthermore, the Purchaser is hereby notified that:

(i)

the Company may deliver to the Ontario Securities Commission certain personal information pertaining to the Purchaser, including such Purchaser’s full name, residential address and telephone number, the number of Units purchased by the Purchaser and the total purchase price paid for such Units, the prospectus exemption relied on by the Company and the date of distribution of the Units,

(ii)

such information is being collected indirectly by the Ontario Securities Commission under the authority granted to it in securities legislation,

(iii)

such information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and

(iv)

the Purchaser may contact the following public official in Ontario with respect to questions about the Ontario Securities Commission’s indirect collection of such information at the following address and telephone number:

Administrative Assistant to the Director of Corporate Finance
Ontario Securities Commission
Suite 1903, Box 55, 20 Queen Street West
Toronto, Ontario, M5H 3S8
Telephone:  (416) 593-8086

13.

CONSENT

13.1

By executing this Subscription Agreement, the Purchaser (on its own behalf and, if applicable, on behalf of each beneficial purchaser on whose behalf the Purchaser is acting) acknowledges and expressly consents to:

(a)

the disclosure of Personal Information by the Issuer to the Exchange (as defined in Exchange Appendix 6A) pursuant to Form 4B; and

(b)

the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6A or as otherwise identified by the Exchange, from time to time.

For the purposes of this Section 12, “Personal Information" means any information about the Purchaser, and includes information contained in Part II Items 8, 9, 10 and Part IV Item 3(a), as applicable, of Form 4B, and “Form 4B” means Exchange Form 4B entitled Private Placement Notice Form

14.

NOTICE

14.1

Any notice under this Agreement will be given in writing and must be delivered, sent by facsimile transmission, or mailed by prepaid post and addressed to the party to which notice is to be given at the address indicated above, or at another address designated by the party in writing.

14.2

If notice is sent by facsimile transmission or is delivered, it will be deemed to have been given at the time of transmission or delivery.

14.3

If notice is mailed, it will be deemed to have been received 48 hours following the date of mailing of the notice.

14.4

If there is an interruption in normal mail service due to strike, labour unrest, or other cause at or prior to the time a notice is mailed, the notice will be sent by facsimile transmission or will be delivered.

15.

MISCELLANEOUS

15.1

A party may not assign this Agreement without the other party’s written consent.

15.2

All references to currency refer to Canadian dollars.

15.3

Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

15.4

Except as expressly provided in this Agreement and in the agreements, instruments, and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties regarding the Securities and there are no other terms, conditions, representations, or warranties, whether expressed, implied, oral, or written, by statute, by common law, by the Issuer, or by anyone else.

15.5

The parties to this Agreement may amend this Agreement only in writing.

15.6

This Agreement enures to the benefit of and is binding on the parties to this Agreement and their successors and permitted assigns.

15.7

This Agreement is to be read with all changes in gender or number required by the context.

15.8

This Agreement will be governed by and construed in accordance with the laws of British Columbia and the parties irrevocably attorn and submit to the jurisdiction of the court of British Columbia with respect to any dispute related to this Agreement.

15.9

The parties may sign this Agreement in any number of counterparts and may deliver this Agreement by facsimile, all of which, when taken together, will be deemed to be one and the same document.

15.10

Provided that it has been accepted by the Issuer, this Agreement is intended to and shall take effect on the effective date of the Agency Agreement, notwithstanding its actual date of execution or delivery by any of the parties.

15.11

All costs and expenses incurred by the Purchaser (including any fees and disbursements of any special counsel obtained by the Purchaser) relating to the sale of the Units to the Purchaser shall be borne by the Purchaser.

APPENDIX I

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided.  This Form will remain on file with the Exchange.  The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates.  If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies.  If as a result of the Private Placement, the Placee becomes an Insider of the Corporation, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.

Placee Information:

(a)

Name:  ______________________________________________________________________

(b)

Complete Address:  ____________________________________________________________
____________________________________________________________________________

(c)

Jurisdiction of Incorporation or Creation: ___________________________________________

2.

(a)

Is the Placee purchasing securities as a portfolio manager (Yes/No)? ______________________

(b)

Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)?

_____________________________________________________________________________

3.

If the answer to 2(b) above was “Yes”, the undersigned certifies that:

(a)

It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

(b)

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)

it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)

the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e)

it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing

4.

If the answer to 2(a). above was “No”, please provide the names and addresses of control persons of the Placee:

Name	City	Province or State	Country

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta)).

Acknowledgement - Personal Information

“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a)

the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b)

the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at __________________________________ on ________________________________________

_______________________________________________

(Name of Purchaser - please print)

_______________________________________________

(Authorized Signature)

_______________________________________________

(Official Capacity - please print)

_______________________________________________

(please print name of individual whose signature

appears above)

THIS IS NOT A PUBLIC DOCUMENT

APPENDIX II

CERTIFICATE OF
B.C., ALBERTA AND ONTARIO PURCHASERS

Only Purchasers resident in, or otherwise subject to the securities laws of British Columbia, Alberta or Ontario need to complete this Certificate.

In addition to the covenants, representations and warranties contained in the Subscription Agreement, to which this Appendix II –  Certificate of B.C., Alberta and Ontario Purchasers is attached, the undersigned Purchaser (or the Purchaser on behalf of one or more beneficial purchasers for whom the Purchaser is purchasing as principal) covenants, represents and warrants to the Issuer that the Purchaser (or one or more beneficial purchasers for whom the Purchaser is purchasing as principal) is resident in British Columbia,  Alberta or Ontario and either (i) qualifies under Category 1 – Accredited Investor as an “accredited investor” as defined in NI-45-106 and has checked the appropriate box below, or (ii) qualifies under Category 2 - Minimum $150,000 Investment and has checked the appropriate box below.

1

Accredited Investor

(a) a Canadian financial institution, or a Schedule III bank;
(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

(c)   a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(d)   a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

(e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);
(f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

(g)   a municipality, public board or commission in Canada or a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

(h) a national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or an agency of that government;
(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

(j)   an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

(k)   an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

(m)   a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements and that was not created or used solely to purchase or hold securities as an accredited investor under this paragraph (m);

(n)   an investment fund that distributes or has distributed its securities only to;

(i)   a person that is or was an accredited investor at the time of the distribution;

(ii)   a person that acquires or acquired securities in the circumstances referred to in sections 2.10 of NI 45-106 [Minimum amount investment], or 2.19 of NI 45-106 [Additional investment in investment funds], or

(iii)   a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of NI 45-106 [Investment fund reinvestment];

(o)   an investment fund that distributes or has distributed securities under a prospectus  in a jurisdiction of Canada for which the regulator, or, in Québec, the securities regulatory authority has issued a receipt;

(p)   a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(q)   a person acting on behalf of a fully managed account managed by that person, if that person

(i)   is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii)   in Ontario, is purchasing a security that is not a security of an investment fund;

(r)   a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

(t)   a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;

(v)   a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(i)   an accredited investor, or

(ii)   an exempt purchaser in Alberta or British Columbia;

2

Minimum $150,000 Investment

______

(a)   Purchasing securities having an acquisition cost of not less than $150,000 paid in cash and was not created or used solely to purchase securities in reliance on the exemption from the dealer registration requirement or prospectus requirement available under section 2.10 of NI 45-106;

“financial assets” means

(a)

cash,

(b)

securities, or

(c)

a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“person” includes

(a)

an individual,

(b)

a corporation,

(c)

a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)

an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

“related liabilities” means

(a)

liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)

liabilities that are secured by financial assets;

“spouse” means, an individual who,

(a)

is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, or

(b)

is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or

(c)

in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

The representations, warranties, statements and certification made in this Certificate are true and accurate as of the date of this Certificate and will be true and accurate as of the Closing.  If any such representation, warranty, statement or certification becomes untrue or inaccurate prior to the Closing, the undersigned Purchaser shall give the Issuer immediate written notice thereof.

The Purchaser acknowledges that the Issuer will be relying on this Certificate in connection with the Subscription Agreement.

The statements made on this certificate are true.

EXECUTED by the Purchaser at ______________________this _________ day of ______________, 2005.

If a corporation, partnership or other entity:

If an individual:

__________________________________

_________________________________
Signature of Authorized Signatory

Signature

__________________________________

_________________________________
Name and Position of Signatory

Print Name

__________________________________

_________________________________
Name of Purchasing Entity

Jurisdiction of Residence

__________________________________
Jurisdiction of Residence